                                                                         FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                                             RASC SERIES 2006-KS8 TRUST
---------------------------------------------------------------------------------------------------------------------------------------

                                                      RASC SERIES 2006-KS8 TRUST

                                  HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-KS8

                                            $319,364,000 (APPROXIMATE OFFERED CERTIFICATES)

                                                          Subject to Revision

                            September 18, 2006 - Free Writing Prospectus Containing Computational Materials

Any transactions in the certificates will be effected through Barclays Capital Inc.

The information  herein has been provided solely by Barclays  Capital Inc.  ("Barclays  Capital") based on information with respect to the Mortgage Loans provided by Residential Funding Corporation ("RFC") and its affiliates.

 THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND
OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR
AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE  SECURITIES  AND EXCHANGE  COMMISSION WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-227-2275 ext 2663.

 The information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the
Certificates,  supersedes any information  contained in any prior similar  materials  relating to the  Certificates.  The information in this free writing  prospectus is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment  by you to purchase any of the  Certificates,  until we have  accepted your offer to purchase  Certificates.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The
Certificates  referred to in these  materials are being sold when, as and if issued.  The issuing  entity is not obligated to issue such
Certificates  or any  similar  security  and the  underwriters'  obligation  to deliver  such  Certificates  is subject to the terms and conditions of the  underwriting  agreement with the depositor and the  availability of such  Certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the  Certificates,  and the  characteristics  of the mortgage pool backing them, may change (due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or  replaced  and that  similar or  different  mortgage  loans may be added to the  mortgage  pool,  and that one or more classes of  Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.
You are advised  that  Certificates  may not be issued that have the  characteristics  described in this free  writing  prospectus.  The underwriters'  obligation to sell any of the  Certificates  to you is  conditioned  on the mortgage  loans and  Certificates  having the characteristics  described  in  these  materials.  If for any  reason  the  issuing  entity  does not  deliver  such  Certificates,  the underwriters  will notify you, and neither the issuing entity or any  underwriter  will have any obligation to you to deliver all or any portion of the Certificates  which you have committed to purchase,  and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not contain all the  information  that is required to be included in the base  prospectus  and the prospectus supplement.

The  certificates may not be suitable for all investors.  Barclays  Capital and its affiliates may acquire,  hold or sell positions in these  certificates,  or in  related  derivatives,  and may have an  investment  or  commercial  banking  relationship  with the depositor.

Investors are urged to read the base prospectus,  free writing prospectus or preliminary  prospectus  supplement and the prospectus supplement and other relevant  documents  filed or to be filed with the  Securities  and Exchange  Commission  because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base  prospectus  and the prospectus supplement.

Barclays Capital and its affiliates,  officers,  directors,  partners and employees,  including persons involved in the preparation or issuance of these  materials,  may,  from time to time,  have long or short  positions  in, and buy and sell,  the  certificates mentioned herein or derivatives  thereof  (including  options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The  information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing  prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing  prospectus is not an offer to sell or a solicitation  of an offer to buy these  certificates  in any state where such offer, solicitation or sale is not permitted.

All  assumptions  and  information in this report reflect  Barclays  Capital's  judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different  assumptions could yield substantially  different results.
You are  cautioned  that there is no  universally  accepted  method for  analyzing  financial  instruments.  You should  review the assumptions;  there may be differences  between these  assumptions and your actual business  practices.  Further,  Barclays Capital does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy  remains your  responsibility.  Barclays  Capital (or any of its  affiliates) or their officers, directors,  analysts or employees may have positions in  certificates,  commodities or derivative  instruments  thereon referred to here, and may, as principal or agent, buy or sell such certificates,  commodities or derivative instruments.  In addition, Barclays
Capital may make a market in the certificates referred to herein.

Finally,  Barclays  Capital has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and
Barclays Capital strongly urges you to seek advice from your counsel, accountant and tax advisor.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$319,364,000 (APPROXIMATE OFFERED CERTIFICATES)

RASC SERIES 2006-KS8 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS8

                                                                                                                 September 18, 2006

EXPECTED TIMING:          Pricing Date:               Week of  September 18, 2006
                          Settlement Date:            On or about  September 28, 2006
                          First Payment Date:         October 25, 2006

STRUCTURE:                Fixed and ARMs:             $564,050,000 Senior / Subordinate structure /
                                                      overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

                                                      RASC SERIES 2006-KS8 TRUST

                                      HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                            $319,364,000 (APPROXIMATE OFFERED CERTIFICATES)
                                                          SUBJECT TO REVISION

---------------------------------------------------------------------------------------------------------------------------------------
CLASS                 APPROXIMATE    INTEREST  PRINCIPAL  EXPECTED WAL      EXPECTED        FINAL SCHEDULED        EXPECTED RATING
                                                                            PRINCIPAL
                                                                             WINDOW
                                                            (YRS)(2)       (MONTHS)(2)       DISTRIBUTION
                      SIZE($)(1)       TYPE      TYPE       CALL/MAT        CALL/MAT            DATE(6)        (MOODY'S / S&P / FITCH)
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
---------------------------------------------------------------------------------------------------------------------------------------
                                                   PRELIMINARY OFFERED CERTIFICATES
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
A-1(3) (4)            213,828,000    Floating     SEQ      1.00 / 1.00   1 - 21 / 1 - 21    September 2028           Aaa/AAA/AAA
                                                                         21 - 28 / 21 -
A-2 (3) (4)           88,136,000     Floating     SEQ      2.00 / 2.00         28             March 2032             Aaa/AAA/AAA
                                                                         38 - 79 / 38 -
M-6  (3) (4) (5)       9,570,000     Floating     MEZ      4.52 / 4.89         118           October 2036             A3/A-/A-
                                                                         37 - 79 / 37 -
M-9  (3) (4) (5)       7,830,000     Floating     MEZ      4.49 / 4.64         96            October 2036          Baa3/BBB-/BBB-
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
---------------------------------------------------------------------------------------------------------------------------------------
                                                       NON-OFFERED CERTIFICATES
---------------------------------------------------------------------------------------------------------------------------------------
------------------- ---------------- --------- ---------- ------------------------------- -------------------- ------------------------
A-3 (3) (4)           88,055,000     Floating     SEQ                  N/A                   October 2035            Aaa/AAA/AAA
A-4 (3) (4)           72,531,000     Floating     SEQ                  N/A                   October 2036            Aaa/AAA/AAA
M-1 (3) (4) (5)       21,170,000     Floating     MEZ                  N/A                   October 2036            Aa1/AA+/AA+
M-2  (3) (4) (5)      19,140,000     Floating     MEZ                  N/A                   October 2036             Aa2/AA/AA
M-3  (3) (4) (5)      11,600,000     Floating     MEZ                  N/A                   October 2036            Aa3/AA-/AA-
M-4  (3) (4) (5)      10,440,000     Floating     MEZ                  N/A                   October 2036             A1/A+/A+
M-5  (3) (4) (5)      10,150,000     Floating     MEZ                  N/A                   October 2036              A2/A/A
M-7  (3) (4) (5)       7,250,000     Floating     MEZ                  N/A                   October 2036          Baa1/BBB+/BBB+
M-8  (3) (4) (5)       4,350,000     Floating     MEZ                  N/A                   October 2036           Baa2/BBB/BBB
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
TOTAL OFFERED AND
NON-OFFERED
CERTIFICATES         $564,050,000
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------

      NOTES:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30%
         CPR in month twelve and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A Certificates and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A Certificates will double and the margin on the Class M
         Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional termination date.
(5)      The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      For the Class A-1, Class A-2 and Class A-3 Certificates, calculated at 0% CPR, to maturity.  For the Class A-4 Certificates and Class M Certificates, calculated as latest loan maturity date plus one month.

 REPRESENTATIONS & WARRANTIES:         RFC will make a representation  and warranty that each mortgaged property is free of damage and in good  repair as of the  closing  date.  In the event that a  mortgaged property is damaged as of the  closing  date and that  damage  materially  adversely
                                       affects  the  value  of  the   mortgaged   property  or  of  the   interest  of  the
                                       certificateholders   in  the  related  mortgaged  loan,  RFC  will  be  required  to repurchase the related mortgage loan from the trust.
 CERTIFICATES:                         The Class A-1  Certificates,  Class A-2  Certificates,  Class A-3  Certificates  and
                                       Class A-4 Certificates (the "Class A Certificates").

                                       The Class M-1 Certificates,  Class M-2 Certificates,  Class M-3 Certificates,  Class
                                       M-4  Certificates,  Class  M-5  Certificates,  Class  M-6  Certificates,  Class  M-7
                                       Certificates,  Class  M-8  Certificates  and Class M-9  Certificates  (the  "Class M
                                       Certificates").

                                       The  Class A  Certificates  and the  Class M  Certificates  will be  offered  by the
                                       Prospectus (the "Offered Certificates").
 DEPOSITOR:                            Residential  Asset  Securities  Corporation  ("RASC"),  an affiliate of  Residential
                                       Funding Corporation.
 SEC REGISTRATION NUMBER:              333-131209.
 SELLER AND MASTER SERVICER:           Residential Funding Corporation (the "Seller", "Master Servicer" or "RFC").
 SUB-SERVICER:                         Primary  servicing  will be provided  primarily by  HomeComings  Financial  Network,
                                       Inc., a wholly owned subsidiary of Residential Funding Corporation.
 TRUSTEE:                              U.S. Bank National Association.
 SWAP COUNTERPARTY:                    Barclays Bank PLC
 LEAD UNDERWRITER:                     Barclays Capital, Inc.
 CUT-OFF DATE:                         September 1, 2006.
 CLOSING DATE:                         On or about September 28, 2006.
 DISTRIBUTION DATES:                   The 25th day of each month (if such day is not a business  day,  the first  business day thereafter) commencing in October 2006.
 FORM OF CERTIFICATES:                 The  Offered  Certificates  will be  available  in  book-entry  form  through  DTC /
                                       Euroclear / Clearstream in same day funds.
 MINIMUM DENOMINATIONS:                The Class A  Certificates  and the Class M  Certificates  will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

  TAX STATUS:                          The Offered  Certificates  (exclusive of any right to receive amounts in respect of
                                       Basis Risk  Shortfall)  will be designated as regular  interests in a REMIC and, as such,  will be  treated  as debt  instruments  of a REMIC for  federal  income  tax purposes.
  ERISA ELIGIBILITY:                    Subject  to the  considerations  contained  in the base  prospectus,  the  Class A
                                        Certificates  and Class M  Certificates  may be eligible  for  purchase by persons investing  assets of employee  benefit  plans or  individual  retirement  accounts assets.

                                        In  addition,  prior  to the  termination  of the  Swap  Agreement,  the  Class  A
                                        Certificates and Class M Certificates  may only be purchased by persons  investing assets of employee benefit plans or individual  retirement accounts assets if such person  qualifies  for the  relief  available  under one or more of the  following investor-based exemptions:

                                      o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers";

                                      o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                                      o        PTCE 91-38, regarding investments by bank collective investment funds;

                                      o        PTCE 95-60, regarding investments by insurance company general accounts; or

                                      o        PTCE 96-23, regarding transactions negotiated by certain in-house asset managers.

                                       See "ERISA Considerations" in the base prospectus.
  SMMEA ELIGIBILITY:                   The  Offered   Certificates  are  not  expected  to  constitute   "mortgage-related
                                       securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
  OPTIONAL TERMINATION DATE:           If the  aggregate  principal  balance of the Mortgage  Loans after giving effect to distributions  to be  made  on  that  Distribution  Date  falls  below  10%  of the aggregate  principal balance as of the Cut-off Date ("Optional  Termination Date"),
                                       the holders of the call rights may terminate the trust.
  MORTGAGE LOANS:                      The mortgage  pool will consist of  fixed-rate  and  adjustable-rate  subprime home equity  Mortgage  Loans secured by first and second liens on mortgaged  properties.
                                       Approximately  9.86% of the  Mortgage  Loans  provide for an initial  interest-only period of up to 10 years.
                                        The  Mortgage  Loans  have  an   approximate   aggregate   principal   balance  of
                                        $588,673,962  as of the Cut-off Date.  The Mortgage  Loans are expected to have an approximate aggregate principal balance of $580,000,000 as of the Closing Date.
                                        Approximately  25.45%  of the  Mortgage  Loans  were  purchased  from  HomeComings
                                        Financial Network, Inc., which is a seller affiliated with Residential Funding.
                                        Approximately  14.66% of the  Mortgage  Loans were  purchased  from  Decision  One
                                        Mortgage Company LLC.
                                        Approximately  14.52% of the Mortgage  Loans were  purchased  from Ownit  Mortgage
                                        Solutions Inc.
  SILENT SECONDS:                      The mortgaged  properties  relating to  approximately  26.61% of the Mortgage Loans are subject to a second-lien  mortgage loan ("Silent  Second") that was  originated at the same time as the first-lien  mortgage loan.  The weighted  average  combined original  loan-to-value  ratio of the Mortgage Loans,  including the Mortgage Loans subject to Silent Seconds, is  86.35%
  PERFORMANCE INFORMATION:             Performance  information  for certain RFC  transactions  is currently  available at
                                       www.gmacrfcstaticpool.com.
  PREPAYMENT ASSUMPTION:               Fixed Rate Mortgage Loans: 23% HEP (assumes that  prepayments  start at 2.3% CPR in month  one,  increase  by 2.3%  each  month to 23% CPR in  month  ten,  and  remain constant at 23% CPR thereafter).
                                       Adjustable Rate Mortgage Loans:  100% PPC (100% PPC prepayment  assumption  assumes
                                       (i) a constant  prepayment rate of 2% of the then outstanding  principal balance of the  adjustable-rate  Mortgage Loans in the first month of the life of the Mortgage
                                       Loans,  (ii) an additional  28%/11 per annum in each month  thereafter  through the eleventh  month,  (iii) a constant  prepayment rate of 30% per annum in the twelfth month through the twenty-second  month, (iv) a constant  prepayment rate of 50% per annum  in the  twenty-third  month  through  the  twenty-seventh  month  and  (v) a constant prepayment rate of 35% per annum thereafter).

  BASIS RISK SHORTFALL:                With respect to any class of Class A Certificates  or Class M Certificates  and any
                                       Distribution  Date  on  which  the Net WAC  Cap  Rate  is  used  to  determine  the pass-through  rate of that class of certificates,  an amount equal to the excess of
                                       (i)  accrued  certificate  interest  for that  class  calculated  at a rate (not to exceed  14.00% per annum) equal to One-Month  LIBOR plus the related  margin,  over
                                       (ii) accrued  certificate  interest for that class calculated using the Net WAC Cap
                                       Rate.
  BASIS RISK SHORTFALL CARRY-FORWARD   With respect to any class of Class A Certificates  or Class M Certificates  and any
  AMOUNTS:                             Distribution  Date, an amount equal to the aggregate amount of Basis Risk Shortfall on that  Distribution  Date,  plus any  unpaid  Basis  Risk  Shortfall  from  prior
                                       Distribution Dates, plus interest thereon to the extent previously  unreimbursed by
                                       Excess Cash Flow, at a rate equal to the related pass-through rate for that class.
  RELIEF ACT SHORTFALLS:               With respect to any  Distribution  Date, the  shortfall,  if any, in collections of interest  resulting  from  the  Servicemembers  Civil  Relief  Act or  any  similar legislation  or  regulation.  Relief Act  Shortfalls  will be covered by  available
                                       Excess Cash Flow in the current period only.  Any Relief Act  Shortfalls  allocated to the Offered  Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the Offered Certificates.
  AVAILABLE DISTRIBUTION AMOUNT:       For any  Distribution  Date, an  amount (net  of  (i) amounts  reimbursable  to the master  servicer  and  any  subservicer  (ii) any  net  swap  payment  to the  swap
                                       counterparty    and   (iii)   any   swap    termination    payment   not   due   to
                                       a swap counterparty trigger event,  in each case for such Distribution  Date) equal to (a) the  aggregate amount of scheduled payments on the Mortgage Loans due during the related due period and received on or prior to the related  determination date,
                                       (b) unscheduled  payments,  including mortgagor  prepayments on the Mortgage Loans,
                                       insurance  proceeds,   liquidation proceeds   and subsequent recoveries   from  the
                                       Mortgage  Loans,  and  proceeds  from  repurchases  of and  substitutions  for  the
                                       Mortgage Loans occurring during the preceding calendar month,  and (c) all Advances made for that Distribution Date in respect of the Mortgage  Loans.  A more detailed description of the Available  Distribution  Amount is set forth in the  preliminary prospectus supplement, including additional amounts which may be included.

  CREDIT ENHANCEMENT:

A.  Excess Cash Flow

 For any Distribution Date, the sum of (i) the excess of the available  distribution  amount over the sum of (a) the interest  distribution  amount for the certificates and (b) the principal  remittance amount,
 (ii) any  overcollateralization  reduction amount, and (iii) any net swap payments received by the trust under the Swap  Agreement  for that  Distribution  Date.  Excess  Cash Flow may be used to  protect  the
 Class A Certificates and Class M Certificates  against  realized losses by making an additional  payment of principal to cover the amount of the realized losses.

 Excess spread is initially equal to approximately 3.504% per annum.

 * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

 B.  Overcollateralization ("OC")

        ----------------------------------------------- ----------------
         Initial (% Orig.)                                2.75%
         OC Target (% Orig.)                              2.75%
         Stepdown OC Target (% Current)(1)                5.50%
         OC Floor (% Orig.)                               0.50%
        ------------------------------------------------ ----------------
        (1) subject to certain trigger events as specified herein

 C.  Subordination

 If the Class M Certificates  remain  outstanding,  losses on the Mortgage Loans which are not covered by
 Excess Cash Flow or  overcollateralization  will be first  allocated  to Class M  Certificates  with the lowest payment  priority in each case until the  Certificate  Principal  Balance is reduced to zero, and the other classes of certificates  will not bear any portion of such losses,  except as described in the preliminary  prospectus  supplement.  If none of the Class M Certificates  are  outstanding and if there is no Excess  Cash Flow or  overcollateralization,  all such  losses  will be  allocated  to the Class A
 Certificates as described in the preliminary prospectus.

  EXPECTED CREDIT SUPPORT
  PERCENTAGE:

------------------ ----------------------- --------------- ----------------
                        Expected rating                           After
                        (Moody's / S&P /        Initial         Step-Down
Class                     Fitch)          Credit Support        Support*
 ------------------- ----------------------- --------------- ----------------
 ------------------- ----------------------- --------------- ----------------
------------------ -----------------------
 Class A                  Aaa/AAA/AAA            20.25%          40.50%
 ------------------- ----------------------- --------------- ----------------
 Class M-1                Aa1/AA+/AA+            16.60%          33.20%
 ------------------- ----------------------- --------------- ----------------
 Class M-2                 Aa2/AA/AA             13.30%          26.60%
 ------------------- ----------------------- --------------- ----------------
 Class M-3                Aa3/AA-/AA-            11.30%          22.60%
 ------------------- ----------------------- --------------- ----------------
 Class M-4                  A1/A+/A+             9.50%           19.00%
 ------------------- ----------------------- --------------- ----------------
 Class M-5                   A2/A/A              7.75%           15.50%
 ------------------- ----------------------- --------------- ----------------
 Class M-6                  A3/A-/A-             6.10%           12.20%
 ------------------- ----------------------- --------------- ----------------
 Class M-7               Baa1/BBB+/BBB+          4.85%            9.70%
 ------------------- ----------------------- --------------- ----------------
 Class M-8                Baa2/BBB/BBB           4.10%            8.20%
 ------------------- ----------------------- --------------- ----------------
 Class M-9               Baa3/BBB-/BBB-          2.75%            5.50%
 ------------------- ----------------------- --------------- ----------------
 *Approximate

 For  any  class  of  Certificates,  the  Initial  Credit  Support  is  the  aggregate certificate  principal  balance of all  Certificates  subordinate  to such class as a percentage of the aggregate stated principal  balance of the Mortgage Loans as of the
 Cut-off Date.  The Initial Credit Support includes overcollateralization.

  SUBORDINATION PERCENTAGE:

                        Expected rating
Class            (Moody's / S&P / Fitch)    Subordination%
 -------------------- ------------------------- ------------------
 -------------------- ------------------------- ------------------
 Class A                    Aaa/AAA/AAA              59.50%
 -------------------- ------------------------- ------------------
 Class M-1                  Aa1/AA+/AA+              66.80%
 -------------------- ------------------------- ------------------
 Class M-2                   Aa2/AA/AA               73.40%
 -------------------- ------------------------- ------------------
 Class M-3                  Aa3/AA-/AA-              77.40%
 -------------------- ------------------------- ------------------
 Class M-4                    A1/A+/A+               81.00%
 -------------------- ------------------------- ------------------
 Class M-5                     A2/A/A                84.50%
 -------------------- ------------------------- ------------------
 Class M-6                    A3/A-/A-               87.80%
 -------------------- ------------------------- ------------------
 Class M-7                 Baa1/BBB+/BBB+            90.30%
 -------------------- ------------------------- ------------------
 Class M-8                  Baa2/BBB/BBB             91.80%
 -------------------- ------------------------- ------------------
 Class M-9                 Baa3/BBB-/BBB-            94.50%
 -------------------- ------------------------- ------------------

 PRIORITY OF DISTRIBUTIONS:           Distributions to the holders of the Certificates will be made generally as follows:

                                    ,,   From the Available  Distribution  Amount,  distribution  of accrued and unpaid interest (less any  prepayment  interest  shortfalls  not covered by  compensating interest  or any Relief Act  Shortfalls)  to the  holders of  Certificates  to the extent of the  Available  Distribution  Amount  as  described  in the  preliminary prospectus  (after  payment of the  Expense  Fee Rate) in the  following  order of priority:

                                     (i)      To the Class A Certificates, pro rata;

                                     (ii)     To the Class M-1 Certificates;

                                     (iii)    To the Class M-2 Certificates;

                                     (iv)     To the Class M-3 Certificates;

                                     (v)      To the Class M-4 Certificates;

                                     (vi)     To the Class M-5 Certificates;

                                     (vii)    To the Class M-6 Certificates;

                                     (viii)   To the Class M-7 Certificates;

                                     (ix)     To the Class M-8 Certificates; and

                                     (x)      To the Class M-9 Certificates.

                                    ,,        The Principal Distribution Amount will be distributed as follows:

                                     (i)      To the  Class A  Certificates,  the  Class A  Principal  Distribution  Amount,
                                                     sequentially  to the Class  A-1,  Class  A-2,  Class A-3 and Class A-4
                                                     Certificates,  in that  order,  in each  case  until  the  certificate principal balance thereof has been reduced to zero;

                                     (ii)     To the Class M-1 Certificates,  the Class M-1 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-1 Certificates is reduced to zero;

                                     (iii)    To the Class M-2 Certificates,  the Class M-2 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-2 Certificates is reduced to zero;

                                     (iv)     To the Class M-3 Certificates,  the Class M-3 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-3 Certificates is reduced to zero;

                                     (v)      To the Class M-4 Certificates,  the Class M-4 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-4 Certificates is reduced to zero;

                                     (vi)     To the Class M-5 Certificates,  the Class M-5 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-5 Certificates is reduced to zero;

                                     (vii)    To the Class M-6 Certificates,  the Class M-6 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-6 Certificates is reduced to zero;

                                     (viii)   To the Class M-7 Certificates,  the Class M-7 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-7 Certificates is reduced to zero;

                                     (ix)     To the Class M-8 Certificates,  the Class M-8 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-8 Certificates is reduced to zero; and

                                     (x)      To the Class M-9 Certificates,  the Class M-9 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-9 Certificates is reduced to zero.

                                    ,,        From  Excess  Cash  Flow,  to pay  to  holders  of the  class  or  classes  of
                                        Certificates  then  entitled to receive  distributions  in respect of principal (as described above), the principal portion of realized losses previously  allocated to reduce the certificate  principal  balance of any Class A Certificates  and Class M
                                        Certificates  and  remaining  unreimbursed,  but only to the  extent of  subsequent recoveries;

                                    ,,        From Excess Cash Flow, as part of the Principal  Distribution  Amount,  to pay to the holders of the Class A Certificates  and Class M  Certificates  in reduction of their certificate  principal balances,  the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                                    ,,        From Excess  Cash Flow,  to pay the  holders of the Class A  Certificates  and
                                        Class  M  Certificates  as  part  of  the  Principal   Distribution   Amount,   any
                                        overcollateralization increase amount;

                                    ,,        From Excess Cash Flow, to pay the holders of Class A Certificates  and Class M
                                        Certificates,  the amount of any prepayment interest  shortfalls  allocated thereto for that  Distribution  Date,  on a pro rata  basis  based on  prepayment  interest shortfalls  allocated  thereto,  to the extent not covered by the  Eligible  Master
                                        Servicing Compensation on that Distribution Date;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A  Certificates  and
                                        Class M Certificates,  any prepayment  interest  shortfalls  remaining  unpaid from prior Distribution Dates together with interest thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A Certificates,  pro rata, and then the Class M  Certificates,  in order of priority,  the amount of any
                                        Basis Risk Shortfall  Carry-Forward Amount remaining unpaid as of that Distribution
                                        Date;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A  Certificates  and
                                        Class M Certificates,  the amount of any Relief Act Shortfalls  allocated  thereto, on a pro rata  basis  based on Relief Act  Shortfalls  allocated  thereto  for that
                                        Distribution Date;

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class A Certificates,  pro rata,  and then to the Class M  Certificates,  in order of priority,  the principal
                                        portion  of  any  realized  losses   previously   allocated   thereto  that  remain
                                        unreimbursed;

                                    ,,        From Excess Cash Flows to pay any swap  termination  payments owed to the Swap
                                        Counterparty due to a swap counterparty trigger event; and

                                    ,,        From Excess Cash Flow, to pay to the holders of the Class SB Certificates  any balance  remaining,  in  accordance  with the terms of the  pooling  and  servicing agreement.

 INTEREST ACCRUAL PERIOD:             From and  including the preceding  Distribution  Date (for the first accrual  period, the closing  date) to but excluding  the current  Distribution  Date on an actual/360 basis.

 PASS-THROUGH RATES:                  CLASS A PASS-THROUGH  RATES: On each Distribution Date, the Pass-Through Rate on each class of Class A Certificates  will be a per annum rate equal to the least of (x) for any Distribution  Date which occurs prior to the second  Distribution  Date after the first possible Optional  Termination  Date,  One-Month LIBOR plus the related margin, and  beginning  on the second  Distribution  Date after the first  possible  Optional
                                      Termination  Date,  One-Month LIBOR plus 2 times the related margin,  (y) the Net WAC
                                      Cap Rate and (z) 14.00% per annum.

                                      CLASS M PASS-THROUGH RATES: On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x)
                                      for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

  NET WAC CAP RATE:                  With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage
                                     Loans as of such Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

  EXPENSE FEE RATE:                   With respect to any Mortgage  Loan,  the expense fee rate  consists of the  servicing
                                      fee  for  such   Mortgage   Loan.   The  servicing  fee  consists  of  (a)  servicing
                                      compensation  payable to the master servicer for its master servicing  activities and
                                      (b)  subservicing  and  other  related  compensation  payable  to  the  sub-servicer, including  compensation  paid to the  master  servicer  as the direct  servicer  of a
                                      Mortgage Loan for which there is no subservicer.

  NET MORTGAGE RATE:                  With respect to any Mortgage Loan, the mortgage rate minus the Expense Fee Rate.

  ELIGIBLE MASTER SERVICING           With  respect to any  Distribution  Date,  the lesser of (i) one twelfth of 0.050% of
  COMPENSATION:                       the stated  principal  balance  of the  Mortgage  Loans  immediately  preceding  that
                                      Distribution  Date and (ii) the sum of the Master Servicing fee payable to the Master
                                      Servicer  in respect of its  master  servicing  activities  and  reinvestment  income received by the Master Servicer on amounts payable on that Distribution Date.

  ADVANCES:                           The Master Servicer will advance delinquent  principal and interest to the extent the advance is recoverable from future collections on the loan.

  SENIOR ENHANCEMENT  PERCENTAGE:     On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be equal to a fraction,  the  numerator  of  which  is the  sum of (x)  the  aggregate  certificate principal balance of the Class M Certificates  immediately prior to that Distribution
                                      Date and (y) the Overcollateralization  Amount, for purposes of this definition only, after taking into account the Principal  Remittance  Amount,  and the  denominator of which is the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

  TRIGGER EVENT:                      A Trigger Event is in effect on any  Distribution  Date on or after the Stepdown Date if either  (i) the  three-month  average  of the  Sixty-Plus  Delinquency  Percentage equals or exceeds 39.50% of the Senior  Enhancement  Percentage for that Distribution
                                      Date or (ii) on or  after  the  Distribution  Date in  October  2008  the  cumulative realized  losses on the  Mortgage  Loans as a  percentage  of the  initial  aggregate principal  balance of the Mortgage  Loans as of the Cut-off Date exceed the following amounts:

LOSS TRIGGER

                                        Loss-Trigger
------------------ ---------------------------------------------------------------------------
Months 25-36       1.50% in the first month plus an additional 1/12th of 1.85% for every month thereafter
                   3.35% in the first month plus an additional 1/12th of 1.95% for every
Months 37-48       month thereafter
                   5.30% in the first month plus an additional 1/12th of 1.55% for every
Months 49-60       month thereafter
                   6.85% in the first month plus an additional 1/12th of 0.90% for every
Months 61-72       month thereafter
                   7.75% in the first month plus an additional 1/12th of 0.05% for every
Months 73-84       month thereafter
Months 85 and
thereafter         7.80%
------------------ ---------------------------------------------------------------------------

 SIXTY-PLUS         With respect to any  Distribution  Date,  the  fraction,  expressed as a
 DELINQUENCY        percentage,  equal to (x) the aggregate stated principal  balance of the
 PERCENTAGE:        Mortgage  Loans  that  are 60 or more  days  delinquent  in  payment  of principal and interest for that Distribution  Date,  including  Mortgage
                    Loans in foreclosure  and REO, over (y) the aggregate  stated  principal balance  of  all  of  the  Mortgage  Loans  immediately  preceding  that
                    Distribution Date.

  PRINCIPAL REMITTANCE AMOUNT:

                    For any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the  principal  portion of all proceeds of the  repurchase  of  Mortgage  Loans  or,  in the  case of  substitution,  amounts representing  a  principal  adjustment  as  required  in the  pooling  and  servicing agreement  during the preceding  calendar month;  and (iii) the principal  portion of all  other  unscheduled  collections  received  on  the  Mortgage  Loans  during  the preceding calendar month including,  without  limitation,  full and partial principal prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT:       On any  Distribution  Date,  the  lesser  of (a)  the  excess  of (i)  the  Available
                                      Distribution  Amount plus with  respect to clauses (v) and (vi) of clause (b) amounts
                                      received  by  the  trustee  under  the  Swap   Agreement,   over  (ii)  the  interest
                                      distribution amount and (b) the aggregate amount described below:
                                     (i)      the principal  portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                     (ii)     the principal  portion of all proceeds of the  repurchase  of Mortgage  Loans, or, in the case of a substitution,  amounts representing a principal adjustment,  as  required by the  pooling  and  servicing  agreement during the preceding calendar month;

                                     (iii)    the  principal  portion  of  all  other  unscheduled  collections  other  than subsequent  recoveries,  received on the  Mortgage  Loans during the preceding  calendar  month,  or deemed  to be  received  during  the preceding calendar month,  including,  without limitation,  full and partial principal prepayments made by the respective mortgagors,  to the extent not distributed in the preceding month;

                                     (iv)     the lesser of (a)  subsequent  recoveries for that  Distribution  Date and (b)
                                                       the principal  portion of any realized losses allocated to any class of certificates on a prior Distribution Date and remaining unpaid;

                                     (v)      the  lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent not used in clause (iv) above on such Distribution  Date, and
                                                       (b) the  principal  portion  of any  realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month  preceding  that  Distribution  Date to the extent  covered by
                                                       Excess  Cash  Flow for that  Distribution  Date as  described  under
                                                       "--Priority of Distributions" above; and,

                                     (vi)     the  lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent  not used  pursuant  to  clauses  (iv) and (v)  above on such
                                                       Distribution  Date, and (b) the amount of any  overcollateralization increase amount for that Distribution Date; minus,

                                     (vii)    the   amount  of  any   overcollateralization   reduction   amount   for  that
                                                       Distribution Date; and,

                                     (viii)   any capitalization reimbursement amount.

                                      In no event will the Principal  Distribution  Amount on any Distribution Date be less than zero or greater than the outstanding  aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

 CLASS A PRINCIPAL DISTRIBUTION       With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the Principal  Distribution  Amount for that  Distribution Date or (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the lesser of (a) the Principal  Distribution  Amount for that  Distribution
                                      Date  and (b) the  excess,  if any,  of (x)  the  aggregate  certificate  principal balance of the Class A Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage
                                      and  the  principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage  Loans after giving affect to the  distributions to be made on such Distribution Date minus the OC Floor.
 CLASS M-1 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, or (ii) on or after the
                                      Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  certificate  principal  balance of the
                                      Class A  Certificates,  after taking into account the  distribution  of the Class A
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-1 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                      Distribution Date minus the OC Floor.
 CLASS M-2 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution  of the  Class A  Principal  Distribution  Amount  and the  Class  M-1
                                      Principal  Distribution  Amount, or (ii) on or after the Stepdown Date if a Trigger
                                      Event is not in effect for that Distribution  Date, the lesser of (a) the remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount and the Class M-1  Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  certificate principal  balance of the Class A Certificates  and Class M-1  Certificates,  after taking into account the distribution of the Class A Principal  Distribution  Amount and Class M-1  Principal  Distribution  Amount and (ii) the  certificate  principal balance of the Class M-2 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage
                                      and  the  principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-3 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount and the Class M-2 Principal  Distribution Amount or (ii) on or
                                      after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the  lesser of (a) the  remaining  Principal  Distribution  Amount  for that
                                      Distribution Date after distribution of the Class A Principal  Distribution Amount,
                                      the  Class  M-1  Principal   Distribution   Amount  and  the  Class  M-2  Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1 Certificates and Class M-2  Certificates,  after  taking into  account the  distribution  of the
                                      Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution Amount,
                                      and Class M-2  Principal  Distribution  Amount and (ii) the  certificate  principal balance of the Class M-3 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.
 CLASS M-4 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution Amount, the Class M-2 Principal  Distribution Amount and the Class M-3
                                      Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger
                                      Event is not in effect for that Distribution  Date, the lesser of (a) the remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                      Amount,  the Class M-2  Principal  Distribution  Amount and the Class M-3 Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate certificate principal balance of the Class A Certificates,  Class M-1 Certificates,
                                      Class M-2  Certificates and Class M-3  Certificates,  after taking into account the distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution  Amount,  Class  M-2  Principal  Distribution  Amount  and  Class  M-3
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-4 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount and the Class M-4 Principal  Distribution Amount or
                                      (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that
                                      Distribution Date, the lesser of (a) the remaining  Principal  Distribution  Amount
                                      for  that   Distribution   Date  after   distribution  of  the  Class  A  Principal
                                      Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the Class M-2
                                      Principal  Distribution Amount, the Class M-3 Principal Distribution Amount and the
                                      Class M-4  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate certificate principal balance of the Class A Certificates,  Class M-1
                                      Certificates,  Class  M-2  Certificates,  Class  M-3  Certificates  and  Class  M-4
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution  Amount,  Class  M-3  Principal  Distribution  Amount  and  Class  M-4
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-5 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage after giving effect to  distributions to be made on that Distribution Date Loans minus the OC Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5 Principal  Distribution Amount or (ii) on or after the Stepdown Date if a
                                      Trigger Event is not in effect for that  Distribution  Date,  the lesser of (a) the
                                      remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                      distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate certificate principal balance of the Class A Certificates,  Class M-1
                                      Certificates,   Class  M-2  Certificates,   Class  M-3   Certificates,   Class  M-4
                                      Certificates   and  Class  M-5   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution Amount,  Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                      Distribution  Amount,  Class  M-4  Principal  Distribution  Amount  and  Class  M-5
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-6 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-7 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5 Principal  Distribution  Amount and the Class M-6 Principal  Distribution
                                      Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal  Distribution
                                      Amount for that  Distribution  Date  after  distribution  of the Class A  Principal
                                      Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the Class M-2
                                      Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the
                                      Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution
                                      Amount and the Class M-6  Principal  Distribution  Amount and (b) the excess of (x)
                                      the  sum of (i)  the  aggregate  certificate  principal  balance  of  the  Class  A
                                      Certificates,   Class  M-1  Certificates,   Class  M-2   Certificates,   Class  M-3
                                      Certificates,  Class  M-4  Certificates,  Class  M-5  Certificates  and  Class  M-6
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                      Distribution  Amount,  Class  M-5  Principal  Distribution  Amount  and  Class  M-6
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-7 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-8 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount  and the Class  M-7  Principal  Distribution  Amount or (ii) on or after the
                                      Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount,  the Class
                                      M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
                                      the Class M-3 Principal  Distribution Amount, the Class M-4 Principal  Distribution
                                      Amount,  the Class  M-5  Principal  Distribution  Amount,  the Class M-6  Principal
                                      Distribution  Amount and the Class M-7  Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  certificate  principal  balance of the
                                      Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3
                                      Certificates,   Class  M-4  Certificates,   Class  M-5   Certificates,   Class  M-6
                                      Certificates   and  Class  M-7   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution Amount,  Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                      Distribution Amount,  Class M-4 Principal  Distribution Amount, Class M-5 Principal
                                      Distribution  Amount,  Class  M-6  Principal  Distribution  Amount  and  Class  M-7
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-8 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-9 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount,  the Class M-7  Principal  Distribution  Amount and the Class M-8 Principal
                                      Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in  effect  for  that  Distribution  Date,  the  lesser  of (a)  the  remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                      Amount,  the Class  M-2  Principal  Distribution  Amount,  the Class M-3  Principal
                                      Distribution  Amount,  the Class M-4 Principal  Distribution  Amount, the Class M-5
                                      Principal  Distribution  Amount, the Class M-6 Principal  Distribution  Amount, the
                                      Class M-7 Principal  Distribution  Amount and the Class M-8 Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  certificate principal balance of the Class A Certificates,  Class M-1  Certificates,  Class M-2
                                      Certificates,   Class  M-3  Certificates,   Class  M-4   Certificates,   Class  M-5
                                      Certificates,  Class  M-6  Certificates,  Class  M-7  Certificates  and  Class  M-8
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                      Distribution Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                      Distribution  Amount,  Class  M-7  Distribution  Amount  and  Class  M-8  Principal
                                      Distribution  Amount and (ii) the  certificate  principal  balance of the Class M-9
                                      Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of
                                      (i)  the  product  of  the  applicable  Subordination  Percentage  and  the  stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                      Distribution Date minus the OC Floor.

 ALLOCATION OF LOSSES:                Any realized losses will be allocated in the following order of priority:
                                     (i)      To Excess Cash Flow for the related Distribution Date;
                                     (ii)     To the overcollateralization amount, until it has been reduced to zero;

                                     (iii)    To the Class M-9 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (iv)     To the Class M-8 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (v)      To the Class M-7 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (vi)     To the Class M-6 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (vii)    To the Class M-5 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (viii)   To the Class M-4 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (ix)     To the Class M-3 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (x)      To the Class M-2 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (xi)     To the Class M-1 Certificates,  until the certificate  principal balance thereof has been reduced to zero; and

                                     (xii)    To  the  Class  A  Certificates  on a pro  rata  basis,  until  the  certificate principal balances thereof have been reduced to zero.

  STEPDOWN DATE:                      The  earlier  to  occur  of  (i)  the  Distribution  Date  immediately  succeeding  the
                                      Distribution Date on which the aggregate  certificate  principal balance of the Class A
                                      Certificates  has  been  reduced  to  zero  or  (ii)  the  later  to  occur  of (x) the
                                      Distribution  Date in  October  2009 and (y) the first  Distribution  Date on which the
                                      Senior  Enhancement  Percentage is greater than or equal to the  Specified  Enhancement
                                      Percentage.

  SPECIFIED ENHANCEMENT PERCENTAGE:   The Specified Enhancement Percentage is approximately 40.50%.
 PRELIMINARY PROSPECTUS:              The Offered  Certificates  will be offered  pursuant to a Preliminary  Prospectus which includes  a Base  Prospectus.  Additional  information  with  respect  to  the  Offered
                                      Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

                                                              SWAP AGREEMENT

 On the Closing  Date,  the Trustee will enter into a Swap  Agreement  with (the "Swap  Counterparty")  for the benefit of the Class A
 Certificates  and Class M Certificates.  The Swap Agreement will have an initial  notional amount of  $559,062,165.92  Under the Swap
 Agreement,  on each  Distribution  Date (i) the trust shall be obligated to pay to the Swap  Counterparty an amount equal to [5.238]%
 per annum on a notional  amount equal to the related swap notional  amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap  Counterparty  an amount equal to One-Month  LIBOR on the notional  balance in each case as accrued during the related swap accrual  period,  until the swap is retired.  Only the net amount of the two  obligations  above will be paid by the appropriate  party. Upon early  termination of the Swap Agreement,  the trust or the Swap Counterparty may be liable to make a termination payment (the "Swap Termination Payment") to the other party,  regardless of which party caused the termination.  The Swap
 Termination  Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the trust is required to make a Swap Termination  Payment,  that payment will be paid on the related  Distribution  Date, and on any subsequent
 Distribution Dates until paid in full, prior to distributions to  Certificateholders  (other than a Swap Termination Payment due to a
 Swap Provider Trigger Event).

 Amounts  payable by the trust in respect of net swap payments and Swap  Termination  Payments (other than Swap  Termination  Payments resulting from a Swap  Counterparty  Trigger Event) will be deducted from available funds before  distributions to the holders of the
 Class A Certificates and Class M Certificates.  On each Distribution  Date, such amounts will be distributed by the trust to the swap counterparty,  first to make any net swap payment owed to the swap counterparty  pursuant to the swap agreement for such Distribution
 Date, and second to make any Swap  Termination  Payment not due to a Swap  Counterparty  Trigger Event owed to the swap  counterparty pursuant to the swap agreement.  Payments by the trust to the swap counterparty in respect of any Swap Termination  Payment triggered by a Swap  Counterparty  Trigger Event pursuant to the swap agreement will be  subordinated  to  distributions  to the holders of the
 Class A Certificates  and Class M  Certificates  and will be paid by the trust to the swap  counterparty  as set forth in the pooling and servicing agreement.

 Amounts payable by the swap  counterparty to the trust (other than Swap  Termination  Payments) will be deposited by the trustee into the swap account, and will be included in and become part of Excess Cash Flow.

------------ --------------------- --------- ----------------------
  PERIOD     NOTIONAL BALANCE ($)   PERIOD   NOTIONAL BALANCE ($)
------------ --------------------- --------- ----------------------
          1     559,062,165.92           33     160,249,938.32
          2     555,395,259.83           34     153,114,457.90
          3     550,151,158.33           35     146,276,983.52
          4     543,322,710.22           36     139,725,921.55
          5     534,924,165.44           37     133,449,269.06
          6     524,950,893.22           38     133,449,269.06
          7     513,429,662.21           39     131,456,204.71
          8     500,405,327.65           40     126,292,995.39
          9     485,917,190.29           41     121,343,038.45
         10     470,120,039.87           42     116,597,334.64
         11     453,467,225.76           43     112,046,927.99
         12     436,493,948.98           44     107,683,430.58
         13     420,139,459.22           45     103,498,833.16
         14     404,387,021.69           46      99,485,480.64
         15     389,207,669.13           47      95,636,056.10
         16     374,578,291.18           48      91,943,602.15
         17     360,480,801.27           49      88,401,393.32
         18     346,892,145.21           50      85,003,010.42
         19     333,797,321.78           51      81,742,373.07
         20     321,167,994.42           52      78,613,639.80
         21     308,978,194.96           53      75,611,225.55
         22     294,199,526.55           54      72,729,790.13
         23     274,412,347.10           55      69,964,227.26
         24     256,048,566.70           56      67,309,653.97
         25     239,026,846.37           57      64,761,400.70
         26     223,223,099.18           58      62,314,995.68
         27     210,125,689.84           59      59,966,175.09
         28     200,894,285.84           60      57,708,918.66
         29     192,052,267.06           61      55,541,016.34
         30     183,582,934.56           62          0.00
         31     175,469,673.38
         32     167,696,952.99
------------ --------------------- --------- ----------------------

                                                        RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------

 MOODY'S:                                Shachar Gonen                                           212.553.3711
 S&P:                                    Truc Bui                                                212.438.2673
 FITCH:                                  Laura Pokojni                                           212.908.0228
---------------------------------------------------------------------------------------------------------------------------

    SYNDICATE
    Craig Leonard                                  212-412-2663
    Brian Dixon                                    212-412-2663
    Roger Tedesco                                  212-412-2663

    BANKING
    Joseph O'Doherty                               212-412-5517
    Glen Greeley                                   212-412-6741
    Kwaw deGraft-Johnson                           212-412-6773
    Mitch Garrett                                  212-412-1141
    Keith Helwig                                   212-412-7645

    STRUCTURING
    Anita Kelly                                    212-412-6897
    Anthony Piperno                                212-412-5122

---------------------------------------------- ------------------------------------------

                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                RASC SERIES 2006-KS8 TRUST
----------------------------------------------------------------------------------------------------------

                                       RASC SERIES 2006-KS8 TRUST

                   HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-KS8

                             $330,964,000 (APPROXIMATE OFFERED CERTIFICATES)

                                           Subject to Revision

             September 18, 2006 - Free Writing Prospectus Containing Computational Materials

Any transactions in the certificates will be effected through Barclays Capital Inc.

The information herein has been provided solely by Barclays Capital Inc.  ("Barclays  Capital") based on  information  with respect to the  Mortgage  Loans  provided by  Residential  Funding  Corporation
("RFC") and its affiliates.

 THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD
READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES  AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.
YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE  COMMISSION WEB
SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  TOLL-FREE
1-888-227-2275 ext 2663.

 The  information  in this free  writing  prospectus,  if conveyed  prior to the time of your  contractual commitment  to  purchase  any of the  Certificates,  supersedes  any  information  contained  in any prior similar  materials  relating to the  Certificates.  The  information  in this free writing  prospectus  is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the  offering of the  Certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  Certificates,  when,  as and if issued.
Any such  offer  to  purchase  made by you will not be  accepted  and will not  constitute  a  contractual commitment  by you to purchase  any of the  Certificates,  until we have  accepted  your offer to purchase
Certificates.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The  Certificates  referred to in these  materials  are being sold when, as and if issued.
The  issuing  entity  is not  obligated  to  issue  such  Certificates  or any  similar  security  and the underwriters'  obligation  to deliver  such  Certificates  is subject to the terms and  conditions  of the underwriting  agreement  with the  depositor and the  availability  of such  Certificates  when, as and if
issued  by  the  issuing  entity.   You  are  advised  that  the  terms  of  the  Certificates,   and  the
characteristics  of the  mortgage  pool  backing  them,  may  change  (due,  among  other  things,  to the possibility  that  mortgage  loans that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the mortgage  pool, and that one or more  classes of  Certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised that Certificates may not be issued that have the characteristics  described in this free writing prospectus.  The underwriters' obligation to sell any of the  Certificates  to you  is  conditioned  on the  mortgage  loans  and  Certificates  having  the characteristics  described in these materials.  If for any reason the issuing entity does not deliver such
Certificates,  the  underwriters  will notify you, and neither the issuing entity or any underwriter  will have any obligation to you to deliver all or any portion of the  Certificates  which you have committed to purchase,  and  neither  the  issuing  entity or any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not  contain  all the  information  that is required to be included in the base prospectus and the prospectus supplement.

The  certificates  may not be suitable for all  investors.  Barclays  Capital and its  affiliates may acquire,  hold or sell positions in these certificates,  or in related  derivatives,  and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus,  free writing  prospectus or preliminary  prospectus supplement and the prospectus  supplement and other relevant  documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

Barclays Capital and its affiliates,  officers, directors, partners and employees,  including persons involved in the  preparation  or issuance of these  materials,  may, from time to time,  have long or short  positions in, and buy and sell,  the  certificates  mentioned  herein or  derivatives  thereof
(including  options).  Information  in these  materials  is current as of the date  appearing  on the material only.

The  information  in this free writing  prospectus  is  preliminary  and is subject to  completion or change.

The  information  in this free  writing  prospectus  supersedes  information  contained  in any prior similar free writing  prospectus  relating to these certificates prior to the time of your commitment to purchase any certificates.

This  free  writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect  Barclays  Capital's  judgment as of this date and are  subject  to  change.  All  analyses  are  based on  certain  assumptions  noted  herein  and different  assumptions could yield substantially  different results.  You are cautioned that there is
no  universally  accepted  method  for  analyzing  financial  instruments.   You  should  review  the
assumptions;  there may be differences  between these assumptions and your actual business practices.
Further,  Barclays  Capital  does not  guarantee  any  results  and there is no  guarantee  as to the liquidity of the instruments involved in this analysis.

The  decision to adopt any  strategy  remains your  responsibility.  Barclays  Capital (or any of its affiliates) or their officers,  directors,  analysts or employees may have positions in certificates, commodities or derivative  instruments  thereon referred to here, and may, as principal or agent, buy or sell such certificates,  commodities or derivative instruments.  In addition, Barclays Capital may make a market in the certificates referred to herein.

Finally,  Barclays  Capital has not addressed the legal,  accounting and tax  implications of the analysis with  respect  to you,  and  Barclays  Capital  strongly  urges  you to seek  advice  from  your  counsel, accountant and tax advisor.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$330,964,000 (APPROXIMATE OFFERED CERTIFICATES)

RASC SERIES 2006-KS8 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS8

                                                                                                                 September 18, 2006

EXPECTED TIMING:          Pricing Date:               Week of  September 18, 2006
                          Settlement Date:            On or about  September 28, 2006
                          First Payment Date:         October 25, 2006

STRUCTURE:                Fixed and ARMs:             $564,050,000 Senior / Subordinate structure /
                                                      overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

                                           NET WAC CAP SCHEDULE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                    Net WAC Cap        Effective         Month           Net WAC Cap        Effective
                      Rate(1)          Rate(1,2)                            Rate(1)          Rate(1,2)

       1               9.18             14.00               47               11.29            14.00
       2               7.99             14.00               48               11.32            14.00
       3               8.26             14.00               49               11.68            14.00
       4               7.99             14.00               50               11.28            14.00
       5               7.99             14.00               51               11.64            14.00
       6               8.85             14.00               52               11.25            14.00
       7               8.00             14.00               53               11.24            14.00
       8               8.26             14.00               54               12.47            14.00
       9               8.00             14.00               55               11.25            14.00
       10              8.26             14.00               56               11.60            14.00
       11              8.00             14.00               57               11.21            14.00
       12              8.00             14.00               58               11.57            14.00
       13              8.26             14.00               59               11.25            14.00
       14              8.00             14.00               60               11.23            14.00
       15              8.27             14.00               61               11.59            14.00
       16              8.00             14.00               62               11.20            11.20
       17              8.00             14.00               63               11.55            11.55
       18              8.55             14.00               64               11.16            11.16
       19              8.00             14.00               65               11.14            11.14
       20              8.27             14.00               66               11.89            11.89
       21              8.01             14.00               67               11.11            11.11
       22              8.29             14.00               68               11.46            11.46
       23              8.41             14.00               69               11.07            11.07
       24              9.61             14.00               70               11.42            11.42
       25              9.91             14.00               71               11.07            11.07
       26              9.58             14.00               72               11.05            11.05
       27              9.88             14.00               73               11.40            11.40
       28              9.55             14.00               74               11.02            11.02
       29              9.67             14.00               75               11.36            11.36
       30              11.13            14.00               76               10.98            10.98
       31              10.05            14.00               77               10.96            10.96
       32              10.37            14.00               78               12.11            12.11
       33              10.03            14.00               79               10.92            10.92
       34              10.36            14.00
       35              10.33            14.00
       36              10.83            14.00
       37              11.18            14.00
       38              10.80            14.00
       39              11.15            14.00
       40              10.78            14.00
       41              10.90            14.00
       42              12.50            14.00
       43              11.27            14.00
       44              11.63            14.00
       45              11.24            14.00
       46              11.60            14.00
----------------------------------------------------------------------------------------------------------

(1)    All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2)    The effective  available funds cap rate (the "Effective  Rate") is a per annum rate equal to
       (A) the  product  of (i) 30 divided by the  actual  number of days in the  Interest  Accrual
       Period  for the  Certificates  and  (ii)  the  weighted  average  Net  Mortgage  Rate of the mortgage  loans  plus (B) the  payments  from the Swap  Agreement,  if any,  divided  by the aggregate  balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.
..

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-1
WAL (years)                             14.72          1.62           1.22          1.00           0.85           0.75
Principal Window (month)               1 - 264        1 - 36         1 - 25        1 - 21         1 - 18         1 - 15
Principal Months                         264            36             25            21             18             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-2
WAL (years)                             23.73          3.73           2.53          2.00           1.72           1.49
Principal Window (month)              264 - 306       36 - 57       25 - 38        21 - 28        18 - 23       15 - 21
Principal Months                          43            22             14             8              6             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
A-1
WAL (years)                             14.72          1.62           1.22          1.00           0.85           0.75
Principal Window (month)               1 - 264        1 - 36         1 - 25        1 - 21         1 - 18         1 - 15
Principal Months                         264            36             25            21             18             15
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
A-2
WAL (years)                             23.73          3.73           2.53          2.00           1.72           1.49
Principal Window (month)              264 - 306       36 - 57       25 - 38        21 - 28        18 - 23       15 - 21
Principal Months                          43            22             14             8              6             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)Assumes 1-month LIBOR remains constant at 5.330%, 6-month LIBOR remains constant at 5.430% and 1-year LIBOR remains constant at 5.431% and run at the Pricing Speed with no losses and trigger is not in effect.

 CLASS M SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                       0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
M-3
WAL (years)                             28.19          8.83           5.91          4.58           4.12           4.07
Principal Window (month)              298 - 358      52 - 161       37 - 108       40 - 79        44 - 61       48 - 49
Principal Months                          61            110            72            40             18             2
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-6
WAL (years)                             28.19          8.83           5.91          4.52           3.89           3.60
Principal Window (month)              298 - 358      52 - 161       37 - 108       38 - 79        40 - 61       41 - 49
Principal Months                          61            110            72            42             22             9
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-9
WAL (years)                             28.19          8.83           5.91          4.49           3.79           3.40
Principal Window (month)              298 - 358      52 - 161       37 - 108       37 - 79        38 - 61       37 - 49
Principal Months                          61            110            72            43             24             13
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

 (1)   Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.430%
       and 1-year LIBOR remains  constant at 5.431% and run at the Pricing Speed with no losses and trigger is not in effect.

                                   CLASS M SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                                        0% PPC        50% PPC       75% PPC       100% PPC       125% PPC       150% PPC
                                     ------------- -------------- ------------- -------------- -------------- -------------
M-3
WAL (years)                             28.19          9.64           6.51          5.05           4.49           4.48
Principal Window (month)              298 - 358      52 - 262       37 - 183      40 - 138       44 - 107       48 - 86
Principal Months                          61            211           147            99             64             39
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-6
WAL (years)                             28.19          9.48           6.39          4.89           4.18           3.83
Principal Window (month)              298 - 358      52 - 231       37 - 160      38 - 118        40 - 92       41 - 74
Principal Months                          61            180           124            81             53             34
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
M-9
WAL (years)                             28.19          9.09           6.10          4.64           3.91           3.49
Principal Window (month)              298 - 358      52 - 191       37 - 130       37 - 96        38 - 74       37 - 59
Principal Months                          61            140            94            60             37             23
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.430%
       and 1-year LIBOR remains  constant at 5.431% and run at the Pricing Speed with no losses and trigger is not in effect.

                                           EXCESS SPREAD TABLE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------
                  Static LIBOR(1)     Fwd LIBOR(2)         Month             Static LIBOR(1)    Fwd LIBOR(2)
                       (bps)             (bps)                                (bps)             (bps)

       1               3.504             3.504              47               4.592            4.488
       2               2.969             2.968              48               4.580            4.534
       3               2.977             2.976              49               4.640            4.646
       4               2.968             2.967              50               4.558            4.504
       5               2.967             2.967              51               4.619            4.622
       6               2.998             2.997              52               4.535            4.475
       7               2.966             2.966              53               4.523            4.461
       8               2.977             2.978              54               4.738            4.827
       9               2.964             2.967              55               4.500            4.411
       10              2.977             2.983              56               4.568            4.541
       11              2.961             2.970              57               4.480            4.390
       12              2.960             2.973              58               4.551            4.524
       13              2.978             2.995              59               4.494            4.411
       14              2.957             2.980              60               4.484            4.441
       15              2.979             3.006              61               4.555            4.580
       16              2.955             2.986              62               4.316            4.244
       17              2.953             2.993              63               4.486            4.568
       18              3.007             3.049              64               4.298            4.211
       19              2.950             2.999              65               4.291            4.206
       20              2.979             3.031              66               4.640            4.852
       21              2.955             3.012              67               4.273            4.158
       22              3.002             3.061              68               4.443            4.493
       23              3.367             3.416              69               4.255            4.135
       24              4.424             4.291              70               4.425            4.470
       25              4.451             4.323              71               4.240            4.129
       26              4.392             4.274              72               4.230            4.140
       27              4.425             4.310              73               4.400            4.475
       28              4.370             4.260              74               4.212            4.114
       29              4.402             4.264              75               4.382            4.450
       30              4.558             4.431              76               4.194            4.104
       31              4.395             4.278              77               4.185            4.069
       32              4.447             4.330              78               4.713            5.048
       33              4.387             4.275              79               4.166            4.023
       34              4.447             4.333
       35              4.581             4.491
       36              4.702             4.623
       37              4.761             4.725
       38              4.587             4.501
       39              4.662             4.617
       40              4.595             4.503
       41              4.593             4.492
       42              4.777             4.807
       43              4.577             4.465
       44              4.634             4.572
       45              4.560             4.447
       46              4.620             4.555
----------------------------------------------------------------------------------------------------------

(1)    Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.430%
       and 1-year LIBOR remains  constant at 5.431% and run at the Pricing  Speed to call.  Assumes payments are received, if any, from the related Swap Agreement.

(2)    Assumes  1-month  Forward LIBOR,  6-month  Forward LIBOR and 1-year Forward LIBOR and run at the Pricing Speed to call.  Assumes payments are received from the related Swap Agreement.

                                            BREAK-EVEN TABLES

------------------------------------ ---------------------------------- ----------------------------------
                                              Static LIBOR(1)                     Fwd LIBOR(2)        013f
------------------------------------ ---------------- ----------------- ---------------- -----------------
                                      CDR BREAK(3)    COLLATERAL LOSS    CDR BREAK(3)    COLLATERAL LOSS
                                                            (%)                                (%)

Class M-1                                 27.7             21.02%            27.6             20.97%

Class M-2                                 22.2             18.23%            22.1             18.17%

Class M-3                                 19.2             16.51%            19.1             16.45%

Class M-4                                 16.8             15.02%            16.6             14.89%

Class M-5                                 14.5             13.47%            14.4             13.40%

Class M-6                                 12.5             12.02%            12.4             11.95%

Class M-7                                 11.1             10.95%            11.0             10.87%

Class M-8                                 10.2             10.23%            10.1             10.15%

Class M-9                                  8.9             9.15%              8.8             9.06%
------------------------------------ ---------------- ----------------- ---------------- -----------------

(1)    Assumes 1-month LIBOR remains  constant at 5.330%,  6-month LIBOR remains constant at 5.430%
       and 1-year  LIBOR  remains  constant  at 5.431% and run at the  pricing  speed to  maturity.
       Assumes  principal  and  interest  advancing,  40%  severity  rate  with a 12 month  lag and triggers are in effect at all times.

(2)    Assumes  1-month  Forward LIBOR,  6-month  Forward LIBOR and 1-year Forward LIBOR and run at the pricing speed to maturity.  Assumes principal and interest advancing,  40% severity rate with a 12 month lag and triggers are in effect at all times.

(3)    CDR Break means when bonds receive first principal dollar loss.

COLLATERAL SUMMARY
THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE.

SUMMARY                                                                    TOTAL                   MINIMUM      MAXIMUM
Aggregate Current Principal Balance                                    $588,673,962
Number of Mortgage Loans                                                   4,064

Average Current Principal Balance                                        $144,851                   $9,892      $822,500
Weighted Average Original Loan-to-Value                                   81.15%                    13.00%      100.00%
Weighted Average Mortgage Rate                                            8.759%                    5.660%      14.175%
Weighted Average Net Mortgage Rate                                        8.260%                    5.160%      13.675%
Weighted Average Note Margin                                              6.184%                    2.600%      10.140%
Weighted Average Maximum Mortgage Rate                                    14.806%                  11.660%      18.700%
Weighted Average Minimum Mortgage Rate                                    7.362%                    2.750%      12.125%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                    25                        1            58
Weighted Average Remaining Term to Stated Maturity
(months)                                                                    354                      165          360
Weighted Average Credit Score                                               611                      438          800

Weighted Average reflected in Total
                                                                                                  PERCENT OF CUT-OFF DATE
                                                           RANGE                                  PRINCIPAL BALANCE
Product Type                                               Hybrid ARM                               71.96%
                                                           Fixed                                    28.04%

Lien                                                       First                                    97.01%
                                                           Second                                   2.99%

Property Type                                              Single-family detached                   74.63%
                                                           Planned Unit Development (attached)      1.86%
                                                           Planned Unit Development (detached)      13.32%
                                                           Condominium Low-Rise (less than 5
                                                           stories)                                 4.03%
                                                           Condominium Mid-Rise (5 to 8 stories)    0.21%
                                                           Condominium High-Rise (more than 8
                                                           stories)                                 0.17%
                                                           Townhouse / Rowhouse                     1.15%
                                                           Manufactured Home                        0.03%
                                                           2-4 Family                               4.61%

Occupancy Status                                           Primary Residence                        94.84%
                                                           Non-Owner Occupied                       3.12%
                                                           Investor                                 2.04%

Documentation Type                                         Full Documentation                       62.36%
                                                           Reduced Documentation                    37.64%

Loans with Prepayment penalties                                                                     73.44%

Interest Only Percentage                                                                            9.86%

                               CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
CREDIT SCORE RANGE                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
1 - 499                                          3           $470,852         0.08%      $156,951       459        76.21%
500 - 519                                       109         13,174,218        2.24       120,864        510         69.79
520 - 539                                       227         30,262,282        5.14       133,314        528         73.11
540 - 559                                       312         42,850,407        7.28       137,341        550         78.88
560 - 579                                       464         65,575,773        11.15      141,327        569         81.98
580 - 599                                       693         93,173,517        15.84      134,450        589         81.97
600 - 619                                       762         102,529,187       17.43      134,553        609         82.15
620 - 639                                       439         69,725,571        11.85      158,828        628         83.02
640 - 659                                       473         68,777,367        11.69      145,407        648         82.72
660 - 679                                       290         48,539,969        8.25       167,379        669         81.90
680 - 699                                       156         28,153,616        4.79       180,472        688         81.35
700 - 719                                        60         12,252,961        2.08       204,216        711         80.06
720 - 739                                        41          7,635,828        1.30       186,240        730         80.44
740 - 759                                        14          1,546,573        0.26       110,470        751         77.84
760 or greater                                   19          3,694,925        0.63       194,470        772         81.70
SUBTOTAL:                                      4,062       $588,363,046      100.00%     $144,846       611        81.15%
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
No Credit Score                                  2           $310,916         0.05%      $155,458        0         75.00%
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 611.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
100,000 or less                                1,539        $99,594,538       16.92%      $64,714        602        80.93%
100,001 - 200,000                              1,636        232,335,105       39.47       142,014        604        80.77
200,001 - 300,000                               599         144,285,908       24.51       240,878        616        81.32
300,001 - 400,000                               208          71,879,090       12.21       345,573        623        82.18
400,001 - 500,000                                59          26,501,140        4.50       449,172        640        81.95
500,001 - 600,000                                10          5,346,635         0.91       534,664        642        84.15
600,001 - 700,000                                9           5,650,640         0.96       627,849        647        81.31
700,001 - 800,000                                3           2,258,405         0.38       752,802        650        75.12
800,001 - 900,000                                1            822,500          0.14       822,500        683        64.00
TOTAL:                                         4,064        $588,673,962     100.00%     $144,851        611        81.15%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $144,851.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
NET MORTGAGE RATE (%)                          LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
5.000 to 5.499                                   3           $1,093,575       0.19%      $364,525        695        77.74%
5.500 to 5.999                                   12          2,891,483         0.49       240,957        670        70.53
6.000 to 6.499                                  137          33,076,872        5.62       241,437        671        76.67
6.500 to 6.999                                  178          34,256,867        5.82       192,454        648        77.56
7.000 to 7.499                                  484          89,611,338       15.22       185,147        631        77.25
7.500 to 7.999                                  476          78,785,513       13.38       165,516        616        79.10
8.000 to 8.499                                  812         126,524,717       21.49       155,819        602        80.81
8.500 to 8.999                                  499          72,225,367       12.27       144,740        595        83.15
9.000 to 9.499                                  639          81,582,660       13.86       127,672        586        84.63
9.500 to 9.999                                  252          29,525,212        5.02       117,164        585        85.69
10.000 to 10.499                                186          18,876,676        3.21       101,488        585        84.79
10.500 to 10.999                                 80          6,917,576         1.18       86,470         598        87.48
11.000 to 11.499                                 92          4,894,657         0.83       53,203         609        90.94
11.500 to 11.999                                 74          3,443,647         0.58       46,536         627        95.87
12.000 to 12.499                                 80          3,000,456         0.51       37,506         627        98.64
12.500 to 12.999                                 24           783,190          0.13       32,633         609        92.70
13.000 to 13.499                                 32          1,066,995         0.18       33,344         594        99.76
13.500 to 13.999                                 4            117,159          0.02       29,290         595        100.00
TOTAL:                                         4,064        $588,673,962     100.00%     $144,851        611        81.15%

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 8.260% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
MORTGAGE RATE (%)                                 LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
5.500 to 5.999                                      3           $1,093,575         0.19%       $364,525        695          77.74%
6.000 to 6.499                                      13           3,520,576         0.60        270,814         670          73.83
6.500 to 6.999                                     137          32,930,545         5.59        240,369         671          76.57
7.000 to 7.499                                     177          33,774,102         5.74        190,814         647          77.44
7.500 to 7.999                                     487          90,058,064         15.30       184,924         631          77.26
8.000 to 8.499                                     473          78,338,788         13.31       165,621         616          79.11
8.500 to 8.999                                     813          126,744,604        21.53       155,897         602          80.82
9.000 to 9.499                                     498          72,005,480         12.23       144,589         595          83.13
9.500 to 9.999                                     639          81,582,660         13.86       127,672         586          84.63
10.000 to 10.499                                   252          29,525,212         5.02        117,164         585          85.69
10.500 to 10.999                                   186          18,876,676         3.21        101,488         585          84.79
11.000 to 11.499                                    80           6,917,576         1.18         86,470         598          87.48
11.500 to 11.999                                    90           4,833,264         0.82         53,703         609          90.83
12.000 to 12.499                                    75           3,480,272         0.59         46,404         628          95.91
12.500 to 12.999                                    81           3,025,223         0.51         37,348         626          98.65
13.000 to 13.499                                    24            783,190          0.13         32,633         609          92.70
13.500 to 13.999                                    32           1,066,995         0.18         33,344         594          99.76
14.000 to 14.499                                    4             117,159          0.02         29,290         595          100.00
TOTAL:                                            4,064        $588,673,962       100.00%      $144,851        611          81.15%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 8.759% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
0.01 to 50.00                                      126          $13,026,984        2.21%       $103,389        587          40.61%
50.01 to 55.00                                      58           7,641,421         1.30        131,749         583          53.38
55.01 to 60.00                                      85          12,199,924         2.07        143,529         576          58.00
60.01 to 65.00                                     123          18,843,282         3.20        153,197         598          63.42
65.01 to 70.00                                     181          26,315,173         4.47        145,388         588          68.83
70.01 to 75.00                                     334          48,392,930         8.22        144,889         602          74.31
75.01 to 80.00                                    1,271         209,361,417        35.56       164,722         627          79.76
80.01 to 85.00                                     420          67,250,274         11.42       160,120         592          84.55
85.01 to 90.00                                     662          106,031,604        18.01       160,169         605          89.69
90.01 to 95.00                                     390          63,221,201         10.74       162,106         619          94.73
95.01 to 100.00                                    414          16,389,751         2.78         39,589         639          99.96
TOTAL:                                            4,064        $588,673,962       100.00%      $144,851        611          81.15%

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 81.15%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                PRODUCT TYPES OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
PRODUCT TYPE                                      LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
1-Year Hybrid                                       1            $201,081          0.03%       $201,081        596          80.00%
2-Year Hybrid                                     1,638         253,946,185        43.14       155,034         598          81.78
2-Year Hybrid 40/30 Balloon                        190          36,803,508         6.25        193,703         596          82.09
2-Year Hybrid 40/30 Step Amort                      1             242,004          0.04        242,004         731          80.00
2-Year Hybrid 45/30 Balloon                         38           8,300,280         1.41        218,428         643          78.59
2-Year Hybrid Interest Only                        194          46,515,297         7.90        239,770         651          81.92
3-Year Hybrid                                      207          30,694,777         5.21        148,284         598          80.72
3-Year Hybrid 40/30 Balloon                         19           4,889,727         0.83        257,354         615          85.59
3-Year Hybrid 45/30 Balloon                        155          30,962,234         5.26        199,756         653          78.96
3-Year Hybrid Interest Only                         31           6,725,992         1.14        216,968         648          83.37
5-Year Hybrid                                       2             587,893          0.10        293,947         548          83.61
5-Year Hybrid 45/30 Balloon                         10           1,836,851         0.31        183,685         671          78.58
5-Year Hybrid Interest Only                         7            1,912,375         0.32        273,196         701          70.64
Fixed Rate Mortgage                               1,174         131,879,036        22.4        112,333         609          78.71
Fixed Rate Mortgage 30/15 Balloon                  223           9,334,834         1.59         41,860         643          98.79
Fixed Rate Mortgage 30/15 Balloon Interest
Only                                                1             271,921          0.05        271,921         676          80.00
Fixed Rate Mortgage 40/30 Balloon                   60           5,393,986         0.92         89,900         630          88.24
Fixed Rate Mortgage 45/30 Balloon                   99          15,529,320         2.64        156,862         619          79.94
Fixed Rate Mortgage Interest Only                   14           2,646,660         0.45        189,047         654          79.32
TOTAL:                                            4,064        $588,673,962       100.00%      $144,851        611          81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                         GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
STATE                                          LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Alabama                                         130         $13,208,805       2.24%      $101,606       603        83.80%
Alaska                                           3            582,000         0.10       194,000        558         80.24
Arizona                                         127         21,068,411        3.58       165,893        616         77.78
Arkansas                                         27          2,600,777        0.44        96,325        581         84.09
California                                      198         53,759,569        9.13       271,513        641         76.60
Colorado                                         98         12,621,410        2.14       128,790        619         82.73
Connecticut                                      39          6,850,147        1.16       175,645        611         82.69
Delaware                                         9           1,620,453        0.28       180,050        618         87.85
District of Columbia                             13          3,407,868        0.58       262,144        604         74.39
Florida                                         400         65,305,674        11.09      163,264        609         79.28
Georgia                                         233         31,004,706        5.27       133,067        611         82.58
Hawaii                                           2            749,152         0.13       374,576        574         86.60
Idaho                                            27          3,452,632        0.59       127,875        617         83.08
Illinois                                        135         21,961,836        3.73       162,680        620         81.71
Indiana                                         118         12,349,699        2.10       104,658        586         84.64
Iowa                                             22          2,258,303        0.38       102,650        607         86.70
Kansas                                           23          2,560,578        0.43       111,329        617         80.48
Kentucky                                         72          7,713,647        1.31       107,134        599         82.76
Louisiana                                        79          9,509,770        1.62       120,377        590         83.60
Maine                                            13          1,409,352        0.24       108,412        639         80.95
Maryland                                         88         18,288,752        3.11       207,827        607         78.47
Massachusetts                                    41          8,977,742        1.53       218,969        612         79.68
Michigan                                        242         27,796,666        4.72       114,862        608         83.17
Minnesota                                       108         18,186,267        3.09       168,391        615         82.22
Mississippi                                      64          6,065,325        1.03        94,771        595         83.89
Missouri                                        126         13,344,164        2.27       105,906        600         83.42
Montana                                          3            638,538         0.11       212,846        624         79.73
Nebraska                                         13          1,214,412        0.21        93,416        604         89.02
Nevada                                           34          6,551,079        1.11       192,679        617         77.85
New Hampshire                                    15          2,824,174        0.48       188,278        612         80.79
New Jersey                                       55         13,434,132        2.28       244,257        626         80.59
New Mexico                                       23          2,912,077        0.49       126,612        591         80.60
New York                                         35          7,573,143        1.29       216,376        596         76.86
North Carolina                                  103         13,244,479        2.25       128,587        606         83.60
North Dakota                                     3            304,839         0.05       101,613        564         79.44
Ohio                                            187         20,108,111        3.42       107,530        607         84.08
Oklahoma                                         45          4,018,335        0.68        89,296        599         84.48
Oregon                                           39          8,261,974        1.40       211,845        635         83.41
Pennsylvania                                    121         15,654,583        2.66       129,377        598         81.47
Rhode Island                                     15          3,531,645        0.60       235,443        622         79.14
South Carolina                                   76          9,297,757        1.58       122,339        604         80.95
South Dakota                                     3            342,140         0.06       114,047        594         85.03
Tennessee                                       109         11,616,052        1.97       106,569        600         83.95
Texas                                           282         27,648,839        4.70        98,046        610         82.42
Utah                                             35          5,305,130        0.90       151,575        615         81.80
Vermont                                          6            688,070         0.12       114,678        585         64.93
Virginia                                        143         23,254,114        3.95       162,616        605         80.71
Washington                                      104         21,347,445        3.63       205,264        620         80.60
West Virginia                                    8            677,960         0.12        84,745        564         83.81
Wisconsin                                       155         19,683,629        3.34       126,991        599         83.75
Wyoming                                          15          1,887,600        0.32       125,840        617         82.25
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
LOAN PURPOSE                                   LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Equity Refinance                               2,119       $328,702,688      55.84%      $155,122       600        79.72%
Purchase                                       1,573        208,958,832       35.5       132,841        630         83.77
Rate/Term Refinance                             372         51,012,442        8.67       137,130        608         79.62
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DOCUMENTATION TYPE                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Full Documentation                             2,767       $367,112,063      62.36%      $132,675       599        81.07%
Reduced Documentation                          1,297        221,561,899       37.64      170,826        631         81.28
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                           OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
OCCUPANCY TYPE                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Primary Residence                              3,825       $558,282,240      94.84%      $145,956       610        81.29%
Non-Owner Occupied                              166         18,389,636        3.12       110,781        633         76.15
Second/Vacation                                  73         12,002,086        2.04       164,412        619         82.29
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PROPERTY TYPE                                  LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
2-4 Family                                      159         $27,115,651       4.61%      $170,539       625        79.06%
Attached PUD                                     71         10,936,864        1.86       154,040        637         82.92
Condominium High-Rise (more than 8
stories)                                         5           1,015,210        0.17       203,042        611         89.77
Condominium Low-Rise (less than 5 stories)      164         23,703,836        4.03       144,536        628         79.41
Condominium Mid-Rise (5 to 8 stories)            7           1,233,769        0.21       176,253        637         87.88
Detached PUD                                    444         78,423,141        13.32      176,629        616         81.54
Manufactured Home                                1            157,842         0.03       157,842        757         80.00
Single-family Detached                         3,165        439,337,434       74.63      138,811        608         81.22
Townhouse/Rowhouse                               48          6,750,215        1.15       140,629        609         80.82
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
AGGREGATE CREDIT GRADE                         LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
A4                                             1,917       $307,222,594      52.19%      $160,262       616        81.83%
A5                                             1,395        168,863,727       28.69      121,049        620         82.45
AM                                              208         31,070,536        5.28       149,378        577         75.69
AX                                              388         59,489,933        10.11      153,325        595         79.76
B                                                78         10,042,199        1.71       128,746        565         75.23
C                                                75         11,635,267        1.98       155,137        563         71.61
CM                                               3            349,707         0.06       116,569        502         62.65
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PREPAYMENT PENALTY TERM                        LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                           1,187       $156,341,840      26.56%      $131,712       612        81.15%
12 Months                                       195         39,050,743        6.63       200,260        612         79.91
24 Months                                      1,581        239,930,017       40.76      151,758        605         82.09
36 Months                                      1,082        151,381,337       25.72      139,909        621         80.00
60 Months                                        4            430,457         0.07       107,614        580         74.10
Other                                            15          1,539,567        0.26       102,638        628         80.11
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

* Other means not None, 12, 24, 36, or 60 months and not more than 60 months.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
INTEREST ONLY TERM                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                           3,817       $530,601,716      90.14%      $139,010       607        81.10%
24 Months                                        10          2,228,340        0.38       222,834        617         80.04
36 Months                                        1            298,000         0.05       298,000        719         80.00
60 Months                                       225         53,003,130        9.00       235,569        653         81.54
120 Months                                       11          2,542,775        0.43       231,161        651         84.27
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
NOTE MARGIN (%)                                LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                            1,571       $165,055,757      28.04%      $105,064       613        80.29%
2.500 to 2.999                                   5            881,737         0.15       176,347        604         63.94
3.000 to 3.499                                   9           1,257,725        0.21       139,747        611         59.23
3.500 to 3.999                                   22          5,326,440        0.90       242,111        633         77.10
4.000 to 4.499                                   78         15,009,964        2.55       192,435        611         73.89
4.500 to 4.999                                  150         29,686,768        5.04       197,912        621         77.26
5.000 to 5.499                                  286         51,842,123        8.81       181,266        613         79.74
5.500 to 5.999                                  460         81,474,059        13.84      177,118        622         81.48
6.000 to 6.499                                  420         74,302,544        12.62      176,911        615         83.53
6.500 to 6.999                                  441         71,751,857        12.19      162,703        609         82.65
7.000 to 7.499                                  257         37,909,492        6.44       147,508        601         83.55
7.500 to 7.999                                  224         33,794,127        5.74       150,867        592         83.17
8.000 to 8.499                                  114         17,161,761        2.92       150,542        578         82.84
8.500 to 8.999                                   16          2,257,396        0.38       141,087        548         79.31
9.000 to 9.499                                   7            586,968         0.10        83,853        600         90.14
9.500 to 9.999                                   3            313,036         0.05       104,345        540         83.41
10.000 to 10.499                                 1            62,207          0.01        62,207        541         75.00
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 6.184% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
MAXIMUM MORTGAGE RATE (%)                      LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                            1,571       $165,055,757      28.04%      $105,064       613        80.29%
11.000 to 11.999                                 2            669,635         0.11       334,818        747         76.31
12.000 to 12.999                                 84         22,527,059        3.83       268,179        678         76.54
13.000 to 13.999                                389         79,540,519        13.51      204,474        636         77.32
14.000 to 14.999                                835         144,854,036       24.61      173,478        610         81.13
15.000 to 15.999                                810         126,492,556       21.49      156,164        595         84.14
16.000 to 16.999                                313         41,899,974        7.12       133,866        583         84.97
17.000 to 17.999                                 52          6,732,917        1.14       129,479        570         83.13
18.000 to 18.999                                 8            901,508         0.15       112,688        557         85.59
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.806% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                                       WEIGHTED
                                                                                  % OF        AVERAGE      WEIGHTED    AVERAGE
                                                NUMBER OF       PRINCIPAL       PRINCIPAL    PRINCIPAL     AVERAGE     ORIGINAL
MINIMUM MORTGAGE RATE (%)                         LOANS          BALANCE         BALANCE      BALANCE    CREDIT SCORE     LTV
--------------------------------------------- -------------- ----------------- ------------ ------------ ------------- ----------
Fixed Rate Mortgage                               1,571        $165,055,757      28.04%      $105,064        613        80.29%
2.000 to 2.999                                      4            681,737          0.12        170,434        585         71.85
3.000 to 3.999                                     27           5,681,350         0.97        210,420        626         72.65
4.000 to 4.999                                     184          35,728,767        6.07        194,178        615         75.20
5.000 to 5.999                                     452          75,119,179        12.76       166,193        607         80.89
6.000 to 6.999                                     411          73,489,148        12.48       178,806        620         82.19
7.000 to 7.999                                     380          69,725,724        11.84       183,489        634         80.78
8.000 to 8.999                                     434          75,772,564        12.87       174,591        611         82.56
9.000 to 9.999                                     390          60,230,245        10.23       154,437        587         84.00
10.000 to 10.999                                   177          22,788,878        3.87        128,751        582         85.21
11.000 to 11.999                                   32           4,200,500         0.71        131,266        577         82.40
12.000 to 12.999                                    2            200,113          0.03        100,056        579         85.48
TOTAL:                                            4,064        $588,673,962      100.00%     $144,851        611        81.15%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
7.362% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                   NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                                           WEIGHTED    WEIGHTED
                                                                                  % OF        AVERAGE       AVERAGE    AVERAGE
                                                NUMBER OF       PRINCIPAL       PRINCIPAL    PRINCIPAL      CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE                     LOANS          BALANCE         BALANCE      BALANCE        SCORE        LTV
---------------------------------------------- ------------- ----------------- ------------ ------------- ------------ ----------
Fixed-Rate Mortgage Loans                         1,571        $165,055,757      28.04%       $105,064        613       80.29%
October 2006                                        1            242,101          0.04        242,101         585        68.00
May 2005                                            4            735,939          0.13        183,985         621        81.10
June 2007                                           2            544,533          0.09        272,266         584        80.00
August 2007                                         1            201,081          0.03        201,081         596        80.00
September 2007                                      1            101,433          0.02        101,433         546        75.00
October 2007                                        1            241,549          0.04        241,549         615        80.00
November 2011                                       2            300,720          0.05        150,360         586        73.53
December 2012                                       4           1,142,451         0.19        285,613         649        75.07
January 2008                                        4            420,415          0.07        105,104         626        82.82
February 2008                                       3            697,068          0.12        232,356         614        87.49
March 2008                                          5            913,768          0.16        182,754         620        79.94
April 2008                                          16          2,616,389         0.44        163,524         602        82.42
May 2008                                            54          9,310,371         1.58        172,414         619        81.60
June 2008                                          141          23,848,097        4.05        169,135         611        80.90
July 2008                                          479          82,857,395        14.08       172,980         614        82.20
August 2008                                        993         163,122,525        27.71       164,272         604        81.92
September 2008                                     351          58,712,521        9.97        167,272         597        81.22
November 2008                                       1            231,985          0.04        231,985         645        80.00
April 2009                                          3            906,420          0.15        302,140         626        76.19
May 2009                                            7           1,391,454         0.24        198,779         653        82.82
June 2009                                           30          5,931,247         1.01        197,708         623        81.36
July 2009                                          198          37,066,048        6.30        187,202         648        79.79
August 2009                                         97          15,270,456        2.59        157,427         596        82.12
September 2009                                      76          12,475,120        2.12        164,146         602        80.54
June 2006                                           2            547,801          0.09        273,900         524        82.74
July 2011                                           17          3,789,318         0.64        222,901         683        74.75
TOTAL:                                            4,064        $588,673,962      100.00%      $144,851        611       81.15%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 25 months.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                    BACK-END DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DEBT TO INCOME                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
N/A                                             158         $19,834,132       3.37%      $125,532       608        76.71%
0.01 - 20.00                                    106         13,485,078        2.29       127,218        607         75.39
20.01 - 25.00                                   149         17,657,229        3.00       118,505        602         77.83
25.01 - 30.00                                   273         35,117,164        5.97       128,634        600         79.04
30.01 - 35.00                                   384         51,130,665        8.69       133,153        607         79.93
35.01 - 40.00                                   579         78,695,213        13.37      135,916        611         80.57
40.01 - 45.00                                   826         124,001,779       21.06      150,123        620         81.21
45.01 - 50.00                                  1,137        177,518,489       30.16      156,129        612         82.45
50.01 - 55.00                                   448         70,719,062        12.01      157,855        606         83.45
55.01 - 60.00                                    4            515,151         0.09       128,788        649         88.81
TOTAL:                                         4,064       $588,673,962      100.00%     $144,851       611        81.15%

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the mortgage loans will be approximately
42.22%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                          RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------

 MOODY'S:                                Shachar Gonen                                           212.553.3711
 S&P:                                    Truc Bui                                                212.438.2673
 FITCH:                                  Laura Pokojni                                           212.908.0228
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

    SYNDICATE
    Craig Leonard                                  212-412-2663
    Brian Dixon                                    212-412-2663
    Roger Tedesco                                  212-412-2663

    BANKING
    Joseph O'Doherty                               212-412-5517
    Glen Greeley                                   212-412-6741
    Kwaw deGraft-Johnson                           212-412-6773
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    STRUCTURING
    Anita Kelly                                    212-412-6897
    Anthony Piperno                                212-412-5122

---------------------------------------------- ------------------------------------------